Exhibit 10.3

PRO-PHARMACEUTICALS, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

Under the 2003 Non-Employee Director Stock Incentive Plan

Pro-Pharmaceuticals, Inc. (the “Company”), a Nevada corporation, hereby grants, effective as of             , 20     (the “Effective Date”), to              (the “Optionee”) the right and option (the “Option”) to purchase up to              shares of its Common Stock, $.001 par value, at a price of $             per share (the “Exercise Price”), subject to the following terms and conditions. The Optionee is a member of the Board of Directors, and not an employee, of the Company.

1. Relationship to Plan. The Option is granted pursuant to the Company’s 2003 Non-employee Director Stock Incentive Plan (the “Plan”), and is in all respects subject to the terms and conditions of the Plan, a copy of which has been provided to the Optionee (the receipt of which the Optionee hereby acknowledges). Capitalized terms used and not otherwise defined in this Agreement are used as defined in the Plan. The Optionee hereby accepts the Option subject to all the terms and provisions of the Plan (including without limitation provisions relating to expiration and termination of the Option and adjustment of the number of shares subject to the Option and the exercise price therefor). The Optionee further agrees that all decisions under and interpretations of the Plan by the Company shall be final, binding, and conclusive upon the Optionee and his or her successors, permitted assigns, heirs, and legal representatives.

2. Vesting. The Option shall vest and become exercisable as of the Exercise Date.

3. Termination of Option. Exercise rights with respect to the Option shall terminate on the              (    ) anniversary of the Effective Date unless the Option’s death occurs prior to such anniversary date, in which case exercise rights shall terminate on the first anniversary of the date of death.

4. “Lock-Up” Agreement. The Optionee agrees that upon the Company’s request at any time, whether before or after the exercise of the Option, the Optionee shall enter into an agreement pursuant to which, if the Company deems it necessary or desirable to make any public offering of shares of Common Stock, then without the prior written consent of the Company or the managing underwriter, if any, of any such offering, the Optionee shall not sell, make any short sale of, loan, grant any option for the purchase of, pledge, or otherwise encumber or otherwise dispose of any shares of Common Stock issued or issuable pursuant to the Option, during such period (not to exceed 365 days) commencing on the effective date of the registration statement relating to such offering as the Company may request.

5. Methods of Exercise.

In the event that the Optionee’s service as a director of the Company or a Subsidiary has not been terminated and except as contained in this § 5 or as may otherwise be agreed by the Optionee and the Company, the Option shall be exercisable only by a written notice in form and substance acceptable to the Company (the “Election Notice”), specifying the number of shares to be purchased and accompanied by payment in cash of the aggregate purchase price for the shares for which the Option is being exercised. The foregoing notwithstanding, the Optionee shall be entitled to pay the Exercise Price (in a so-called “cashless” exercise) for the shares of Common Stock for which the Option is being exercised by surrendering a number of shares which the Optionee (a) has owned for at least 183 days (i.e., more than half a year) or (b) acquired under a broker-assisted exercise and sell agreement through a Company-approved broker having a Fair Market Value equal to the Exercise Price required to be paid. Thereupon, the Company shall issue to the Optionee such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

X = Y (A-B)
A

Where X = the number of shares of Common Stock to be issued to the Optionee pursuant to this § 5;

Y = the number of shares of Common Stock being exercised under this Option;

A = the Fair Market Value for the Common Stock as of the date of the exercise; and

B = the Exercise Price in effect under this Option at the time the exercise is made pursuant to this § 5.

6. Characterization of Option for Tax Purposes. The Option is intended not to qualify as an “incentive stock option” under the Internal Revenue Code of 1986, as amended, and shall be subject to different tax treatment than that accorded incentive stock options.

7. Withholding. At the request of the Company, the Optionee agrees to remit to the Company an amount sufficient to satisfy any federal, state, local or other withholding tax requirements (whether so required to secure for the Company an otherwise available tax deduction or otherwise) if and to the extent required by law prior to the delivery of any certificate or certificates representing shares of Common Stock to be issued upon exercise of the Option.

8. Compliance with Laws. The obligations of the Company to sell and deliver Shares upon exercise of the Option are subject to all applicable laws, rules, and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by government agencies as may be deemed necessary or appropriate by the Board or the relevant committee of the Board. If so required by the Board or such committee, no shares shall be delivered upon the exercise of the Option until the Optionee has given the Company a satisfactory written statement that he or she is purchasing such shares for investment, and not with a view to the sale or distribution of any such shares, and with respect to such other matters as the Board may deem advisable in order to assure compliance with applicable securities laws.

9. General. The Optionee may not transfer, assign, or encumber any of his or her rights under this Agreement without the prior written consent of the Company, and any attempt to do so shall be void. This Agreement shall be governed by and interpreted and construed in accordance with the internal laws of the Commonwealth of Massachusetts (without reference to principles of conflicts or choice of law). The captions of the sections of this Agreement are for reference only and shall not affect the interpretation or construction of this Agreement. This Agreement shall bind and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, devisees, and legal representatives.

IN WITNESS WHEREOF, the Company and the Optionee have executed and delivered this Agreement as an agreement under seal as of the Effective Date.

PRO-PHARMACEUTICALS, INC.

By:
Name:
Title:

Optionee

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